VA SOFTWARE REPORTS FIRST PROFITABLE QUARTER ON 57% YEAR-OVER-YEAR REVENUE GROWTH

EPS GROWS TO $0.17, WITH $0.02 EPS FROM CONTINUING OPERATIONS

FREMONT, CA—February 21, 2006—VA Software Corporation (Nasdaq: LNUX), the online media, software and e-commerce leader in community-driven Open Source innovation, today announced financial results for its second quarter fiscal year 2006, ended January 31, 2006.

Total second quarter fiscal 2006 revenue from continuing operations grew 57%, to $14.7 million, compared to second quarter fiscal 2005 total revenue of $9.4 million. For the six months ending January 31, 2006, total revenue from continuing operations grew 41% to $22.3 million, compared to $15.8 million for the six months ending January 31, 2005.

On a GAAP basis, the second quarter fiscal 2006 net income/(loss) was $10.5 million, or $0.17 per share, compared to second quarter fiscal 2005 GAAP net of ($0.7) million, or ($0.01) per share. As previously announced, VA Software sold the assets of Animation Factory, Inc. in late December 2005. Net income on a GAAP basis from continuing operations for the second quarter fiscal 2006 was $1.1 million, or $0.02 per share, compared to the second quarter fiscal 2005 net from continuing operations, of ($0.9) million, or ($0.01) per share. The company generated $3.8 million in cash from operations during the second quarter. The cash generated from operations, combined with net cash proceeds from the sale of Animation Factory assets, yielded a cash and investments balance of $47.8 million as of January 31, 2006.

“We are proud to announce our first profitable quarter ever, a direct result of solid execution across all three of our continuing businesses. Revenue growth was led by the software business, with second quarter revenue of $3.0 million, up 94% compared to $1.5 million in the second quarter of fiscal 2005. The E-commerce business revenue grew 56%, to $9.1 million and online media’s second quarter fiscal 2006 revenue grew to $2.7 million, or 34%,” said Ali Jenab, president and CEO. “We are very excited about the growth prospects for our media and software businesses. Traffic on the OSTG network increased to over 30 million unique visitors and over 270 million page views monthly and advertiser interest in reaching the communities served by our sites continues to grow. Our software and media businesses have strong sales pipelines and we are encouraged by early interest in our software products being offered by ASERVO AG in central Europe.”

As specified in the attached reconciliation of net income/(loss) as reported to pro forma net income/(loss), the second quarter fiscal 2006 net income was $1.2 million, or $0.02 per share, compared to the second quarter fiscal 2005 net of ($1.0) million, or ($0.02) per share.

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing (800) 895-1715 or (785) 424-1059. A replay of the call will be available for 30 days by dialing (800) 688-7036 or (402) 220-1346.

Recent Highlights

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Customers. Through second quarter fiscal 2006, VA Software sold the SourceForge® solution to a total of 147 customers. During the quarter, CapGemini Service S.A.S, Objectif Lune, Windemere Information Technology Systems, JasperSoft, Avago Technologies and a number of entities in Japan were added to the installed base. In addition, existing customers, including Cornell University, USDA Forest Service, 3Soft and Cadence Design Systems, purchased additional SourceForge licenses or services.

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ASERVO AG partnership. VA Software announced a relationship with ASERVO AG, a German-based IT services company. As an authorized reseller of SourceForge Enterprise Edition, ASERVO provides valuable sales, marketing, technical support and post-sales customer support for central Europe, including Germany, Austria and Switzerland. A significant number of SourceForge Enterprise Edition sales leads are generated from central Europe; through this partnership, VA Software will be able to more aggressively pursue these opportunities and better serve its existing customer base.

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SourceForge.net. SourceForge.net® announced in January 2006 that it will provide support for the Subversion Software Configuration Management (SCM) system, in addition to the CVS (Concurrent Versions System) currently provided. Subversion is an Open Source version control system designed to serve as a compelling alternative for CVS by providing directories, renames and file meta-data, plus other key features. In addition to announcing Subversion support, during the second quarter SourceForge.net enhanced its service monitoring and uptime monitoring capabilities. These improved monitoring capabilities, coupled with upcoming hardware upgrades for its web, search, CVS and database servers, are intended to enable SourceForge.net to better serve its vast and growing user base.

In late January 2006, SourceForge.net updated the back-end of its search offering, which utilizes the Apache Lucene Open Source solution. The search enhancements will be followed by improved presentation of the site’s software map categorization and search results. These enhancements are being made to improve SourceForge.net’s functionality and user experience.

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OSTG. OSTG sites, SourceForge.net and Slashdot.org, continued to be recognized by the media, advertisers and the community as the online media leader in what is increasingly known as the “Participation Age." Through innovative, bi-directional publishing that enables the audience to collaborate with one another and actively participate in the content on the sites, these sites have recently been acknowledged as web heavyweights by key media outlets, Fortune ("Future of Media") and Forbes ("Best of the Web" and "Top Blog").

OSTG continues to see measurable success with scalable, innovative custom publishing programs for major clients such as AMD, HP, IBM, Citrix, and Rackspace. Recent programs have included AMD's large-scale audience outreach initiatives and portals on Slashdot and SourceForge.net, and the long-term renewal of the HP Linux Reference Architectures microsites. This past quarter, OSTG also managed several programs for IBM, including a large-scale worldwide program for IBM to promote downloads of Apache Geronimo server as part of IBM's branding initiatives around WebSphere® Application Server Community Edition.

According to Nielsen//NetRatings @Plan Winter 2006 report, OSTG once again ranked number one among visitors who went online to seek technology news--a spot the network has held since 2003. OSTG also ranks number one for delivering visitors in the computer software industry.

On the technical and operational side, OSTG recently outsourced its site measurement and metrics services to Google Analytics. According to Google Analytics, the OSTG network of sites serves more than 30 million unique visitors and more than 270 million page views monthly.

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ThinkGeek. ThinkGeek® set records for traffic, orders and revenue this holiday season.  For the quarter, traffic increased to 6.3 million unique visitors and orders topped 140,000, up 52% compared to the comparable period last year.  Top sellers included Star Wars Force FX Lightsabers, PowerSquid Outlet Multiplier, LED Binary Watch and Plush Microbes.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and stock-based compensation expense. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA Software believes the non-GAAP results provide useful information to both management and investors by excluding certain unusual expenses that VA Software believes are not indicative of core operating results. In addition, because VA Software has historically reported non-GAAP results to the investment community, VA Software believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA Software uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software Corporation (Nasdaq: LNUX) is at the center of today’s technology revolution and incites innovation by empowering the IT and developer communities with information, community support and software. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group), and the creator of SourceForge. SourceForge Enterprise Edition optimizes distributed development for Fortune 500 companies.

OSTG, Inc., the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. SourceForge.net is the global nexus for the Open Source community with more than 110,000 Open Source projects and over 1.2 million registered users. OSTG also runs ThinkGeek.com, an online retailer of technology products. OSTG receives more than 270 million page views and over 30 million unique visitors monthly.*

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.

Slashdot, freshmeat, ThinkGeek and SouceForge.net are trademarks or registered trademarks of OSTG, Inc., in the United States and/or other countries. VA Software, OSTG, and SourceForge are trademarks or registered trademarks of VA Software Corporation in the United States and/or other countries. All other product or brand names herein are the properties of their respective owners.

* Google Analytics for the period ending February 5, 2006.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding our business and sales pipeline, our prospects for fiscal year 2006, expected benefits of the ASERVO AG reseller agreement, the acceptance of our online advertising programs, growth prospects for our media and software businesses, and ongoing improvements to SourceForge.net and any expected benefits therefrom. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software's success in expanding its SourceForge enterprise software business; customer adoption of SourceForge solutions; the size and timing in executing enterprise-level licenses; VA Software's reliance upon strategic relationships with other companies; VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA Software may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and Form 10-Q for the fiscal quarter ended October 31, 2005, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Contact:

Investor Relations
VA Software Corp.    .
(510) 687-8731
ir@vasoftware.com

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	January 31, 2006	January 31, 2005	January 31, 2006	January 31, 2005
	(unaudited)
Software revenues	$2,970	$1,531	$4,391	$3,462
Online Media revenues	2,694	2,008	5,275	3,857
E-commerce revenues	9,062	5,820	12,648	8,514
Net revenues	14,726	9,359	22,314	15,833

Software cost of revenues	311	288	587	520
Online Media cost of revenues	937	838	1,800	1,640
E-commerce cost of revenues	6,529	4,359	9,371	6,713
Cost of revenues	7,777	5,485	11,758	8,873
Gross margin	6,949	3,874	10,556	6,960

Operating Expenses:
Sales and marketing	2,771	2,349	5,002	4,718
Research and development	1,621	1,480	3,135	2,852
General and administrative	1,733	1,281	3,345	2,691
Restructuring costs and other special charges	-	(101)	-	(101)
Amortization of intangible assets	1	5	2	8
Total operating expenses	6,126	5,014	11,484	10,168
Income/(loss) from operations	823	(1,140)	(928)	(3,208)
Interest and other, net	249	216	527	471
Income/(loss) from continuing operations	1,072	(924)	(401)	(2,737)
Income from discontinued operations	9,431	222	9,670	419
Net Income/(loss)	$10,503	$(702)	$9,269	$(2,318)

Income/(loss) per share from continuing operations:
Basic	$0.02	$(0.01)	$(0.01)	$(0.04)
Diluted	$0.02	$(0.01)	$(0.01)	$(0.04)
Income per share from discontinued operations:
Basic	$0.15	$-	$0.16	$-
Diluted	$0.15	$-	$0.16	$-
Net income/(loss) per share:
Basic	$0.17	$(0.01)	$0.15	$(0.04)
Diluted	$0.17	$(0.01)	$0.15	$(0.04)
Weighted-average shares outstanding:
Basic	61,727	61,412	61,698	61,403
Diluted	62,984	61,412	62,837	61,403

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Reconciliation of net income/(loss) as reported
to pro forma net income/(loss):	Three Months Ended		Six Months Ended
	January 31, 2006	January 31, 2005	January 31, 2006	January 31, 2005
	(unaudited)
Net income/(loss) from continuing operations - as reported	$1,072	$(924)	$(401)	$(2,737)
Non-cash charges:
Stock-based compensation expense included in cost of goods	6	-	20	-
Stock-based compensation expense included in operating expenses	144	-	344	-
Restructuring cost and other special charges	-	(101)	-	(101)
Amortization of intangible assets	1	5	2	8
Net income/(loss) from continuing operations before non-cash charges	$1,223	$(1,020)	$(35)	$(2,830)

Basic net income/(loss) per share - pro forma	$0.02	$(0.02)	$-	$(0.05)
Diluted net income/(loss) per share - pro forma	$0.02	$(0.02)	$-	$(0.05)
Weighted-average shares outstanding:
Basic	61,727	61,412	61,698	61,403
Diluted	62,984	61,412	62,837	61,403

VA Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31, 2006	July 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$43,122	$36,614
Accounts receivable, net	4,021	4,306
Inventories	1,491	773
Prepaid expenses and other assets	2,118	1,014
Total current assets	50,752	42,707
Long-term investments and long-term restricted cash	4,701	2,806
Property and equipment, net	579	736
Other assets	1,117	1,132
Total assets	$57,149	$47,381

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,089	$1,574
Accrued restructuring liabilities	1,592	1,748
Deferred revenue	2,153	2,134
Accrued liabilities and other	3,175	2,882
Total current liabilities	9,009	8,338
Accrued restructuring liabilities, net of current portion	5,311	6,107
Other long-term liabilities	1,225	1,271
Total liabilities	15,545	15,716

Stockholders’ equity:
Common stock	62	62
Additional paid-in capital	784,377	783,891
Accumulated other comprehensive gain	(47)	(231)
Accumulated deficit	(742,788)	(752,057)
Total stockholders’ equity	41,604	31,665
Total liabilities and stockholders’ equity	$57,149	$47,381